Exhibit 10.1

EXHIBIT A

AMENDMENT TO

KIMCO REALTY CORPORATION
2010 EQUITY PARTICIPATION PLAN

Kimco Realty Corporation, a Maryland corporation (the “Company”), has previously adopted the Kimco Realty Corporation 2010 Equity Participation Plan (as amended and/or restated from time to time, the “Plan”). Section 13.1 of the Plan allows the Executive Compensation Committee of the Board of Directors of the Company to amend the Plan. This Amendment to the Plan (this “Amendment”) has been approved by a resolution of the Executive Compensation Committee of the Board of Directors of the Company on January 31, 2022 to allow for additional tax withholding.

1.         Amendment to Section 11.2. Section 11.2 of the Plan is hereby amended and restated in its entirety as follows:

Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates (or such lower rate as may be determined by the Company or, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, the Committee, after considering any accounting consequences or costs) for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

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I hereby certify that this Amendment was duly approved and adopted by the Executive Compensation Committee of the Board of Directors of the Company on January 31, 2022.

Date: April 22, 2022

KIMCO REALTY CORPORATION

/s/ Leah Landro

Leah Landro

Executive Vice President and

Chief Human Resouces Officer